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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Annual Report on Form 10-K of AFC Enterprises, Inc. (the "Corporation") for the period ended December 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chairman of the Board and Chief Executive Officer of the Corporation, certifies that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

         This certificate is qualified by the fact that the selected quarterly financial data for the 2002 and 2003 fiscal years has not been included in the Report as required by Item 302(a) of Regulation S-K. The Company continues to work on the selected quarterly financial data and intends to file an amended Form 10-K including the selected quarterly financial data upon completion of the same and after appropriate review by the Company's independent auditors.

Date:    March 29, 2004



/s/ Frank J. Belatti
-----------------------
Frank J. Belatti
Chairman of the Board and
Chief Executive Officer